SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the registrant                    [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      EXCALIBUR TECHNOLOGIES CORPORATION
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

      --------------------------------------------------------------------
     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

      --------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------
     (5) Total fee paid:

      --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount  previously paid:

         --------------------------------
     (2) Form, schedule or registration statement no.:

         --------------------------------
     (3) Filing party:

         --------------------------------
     (4) Date filed:

         --------------------------------

                       EXCALIBUR TECHNOLOGIES CORPORATION,
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Excalibur Technologies Corporation, a Delaware corporation ("Excalibur" or the "Company"), will be held at The McLean Hilton Hotel located at 7920 Jones Branch Drive, McLean, Virginia 22102, at 10:00 a.m. on Wednesday, July 23, 1997, for the following purposes:


            Proposal 1. To elect eight directors of the Company for terms expiring at the 1998 Annual Meeting;


and to transact such other business as may properly come before the meeting or any adjournment thereof.

      The close of business on May 29, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME AND, IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                    By Order of the Board of Directors,

                                          James H. Buchanan
                                          Secretary

Dated:      May 29, 1997

                       EXCALIBUR TECHNOLOGIES CORPORATION


                          -----------------------------


                         Annual Meeting of Shareholders


                          -----------------------------


                                 PROXY STATEMENT


      This Proxy Statement is being mailed to shareholders on or about June 10, 1997 in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Shareholders of Excalibur Technologies Corporation, a Delaware corporation (the "Company"), to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting. The Company's principal executive offices are located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182.

      On May 29, 1997, there were outstanding 13,006,335 shares of common stock, par value $.01 per share, each entitled to one vote. The Board of Directors has fixed May 29, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

      A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Meeting and described in this Proxy Statement.

      The Company's Annual Report for the fiscal year ended January 31, 1997 is enclosed with this Proxy Statement for each shareholder.

PROPOSAL 1
----------

                              ELECTION OF DIRECTORS

General

     Eight individuals, who are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified.

      The persons named in the proxy, who have been designated by the management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the meeting is necessary for the election of directors.


Information Concerning Directors and Nominees

      Information regarding each nominee for director is set forth in the following table.

Name                      Age             Position
----                      ---             --------

Donald R. Keough          70              Chairman of the Board of Directors

Patrick C. Condo          40              President   and   Chief    Executive
                                          Officer, Director

Richard M. Crooks, Jr.    57              Director

John S. Hendricks         45              Director

W. Frank King III         57              Director

John G. McMillian         70              Director

Philip J. O'Reilly        59              Director

Shaun C. Viguerie         66              Director

Donald R. Keough has been Chairman of the Board of Directors and a Director of the Company since June 1996. Mr. Keough has been an advisor to the Board of Directors of the Coca-Cola Company since April 15, 1993, and Chairman of the Board of Allen & Company Incorporated, a New York investment banking firm that is the Company's largest shareholder, since April 15, 1993. Mr. Keough retired as President, Chief Operating Officer and a Director of the Coca-Cola Company on April 15, 1993, where he had been employed since 1950. From 1986 to 1993, he also served as Chairman of the Board of Coca-Cola Enterprises, Inc., the world's largest bottling system. Mr. Keough serves on the Board of Directors of Allen & Company Incorporated, H.J. Heinz Company, The Washington Post Company, Home Depot, Inc. and McDonald's Corporation.

Patrick C. Condo was named President and Chief Executive Officer in November 1995, and a Director in January 1996. Mr. Condo was President from May 1995 to November 1995. He became Executive Vice President in January 1995 after serving as the Director of Business Development from November 1992. From October 1987 to November 1992, Mr. Condo held several manager level positions for Digital Equipment Corporation's Image, Video and Voice Business Unit and Software Business Group in New Hampshire.

Richard M. Crooks, Jr. has been a Director of the Company since June 1990 and was Chairman of the Board from June 1990 to June 1996. Mr. Crooks has been President of RMC Consultants, a financial advisory services firm, since June 1990. Mr. Crooks is a director of and consultant to Allen & Company
Incorporated. Mr. Crooks served as a Managing Director of Allen & Company Incorporated for more than five years prior to June 1990. Mr. Crooks is a director  of  Cypress  Bioscience  Inc.,  a  biotechnology  company  engaged  in developing, manufacturing and marketing products for the treatment of immune-related diseases and cancers.

John S. Hendricks was appointed a Director of the Company in May 1997. He has been Chairman and Chief Executive Officer of Discovery Communications, Inc., a privately-held, diversified media company, since he founded the company in 1982 in order to develop a new cable television service. The effort resulted in the launch of the Discovery Channel in 1985, which has become one of the world's largest cable television networks. Mr. Hendricks is a member of the Boards of various cable television industry groups, educational institutions and other organizations promoting natural history and science. Mr. Hendricks is Chairman of the Board of Governors of the National Acadamy of Cable Programming.

W. Frank King III was elected a Director of the Company in June 1992. He is presently President, Chief Executive Officer, and a Director of PSW Technologies, Inc., a leading provider of technology for open systems computing. From 1988 to November 1991, Dr. King was a Senior Vice President of Development of Lotus Development Corporation. Prior to joining Lotus, Dr. King held various positions with IBM over 19 years, the most recent as Vice President of Development in its Entry Systems Division. Dr. King is a director of State of the Art, Inc., a developer of high-end microcomputer accounting software; SystemSoft Corporation, a software engineering company; Auspex, Inc., a computer server manufacturer; and Natural Microsystems, Inc., a developer of telephony products.

John G. McMillian was elected a Director in June 1996. Mr. McMillian owns a half interest in Peter Hughes Diving Company, a charter company and Contender Boats, Inc., a boat manufacturer. He was Chairman and Chief Executive Officer of Allegheny & Western Energy Corporation, a natural gas production and distribution company, from July, 1987 until July 1995, when the company was sold. In October, 1986, Mr. McMillian purchased Burger Boat Company, Inc., a boat manufacturer and served as its Chairman and Chief Executive Officer until March 1989, when the company was sold. He was the founder and served as Chairman and Chief Executive Officer of Northwest Energy Company, a major supplier of natural gas, from 1973 to 1983. Mr. McMillian serves on the Board of Directors of Sun Trust Miami, N.A.

Philip J. O'Reilly has been a Director of the Company since April 1988. Mr. O'Reilly is a partner in the law firm of O'Reilly, Marsh, Kearney & Corteselli P.C., in Mineola, New York. Mr. O'Reilly has been in private practice for more than the past five years. Mr. O'Reilly is a director of IMRE Corporation, a biotechnology company engaged in developing, manufacturing and marketing products for the treatment of immune-related diseases and cancers.

Shaun C. Viguerie was elected a Director in June 1996. Mr. Viguerie is First Vice President - Investments with J.C. Bradford & Co. in New Orleans, Louisiana, a securities brokerage firm, where he has been employed for more than the past five years. Mr. Viguerie has been in the securities industry for forty years. He has been a member of the New York Stock Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange, and other commodity exchanges.


Information Concerning the Board of Directors and its Committees

      The Board of Directors held 6 meetings during the fiscal year ended January 31, 1997; the Committees of the Board of Directors held 8 meetings. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and appropriate Committees held during fiscal year 1997 except as follows. Mr. Keough did not attend one, and Mr. McMillian did not attend two, of the three meetings of the Board of Directors held since their election in June, 1996. Mr. McMillian attended both meetings of the Audit Committee held since June, 1996.

     The Board of Directors has established a number of Committees. The Audit Committee, consisting of three directors (Mr. McMillian, Chairman, Dr. King and Mr. O'Reilly) meets with the Company's management, including its Chief Financial Officer and its independent accountants several times a year to discuss internal controls and accounting matters, the Company's financial statements, and the scope and results of the auditing programs of the independent accountants. The Audit Committee met four times during fiscal 1997. The Compensation Committee, comprising three directors (Mr. Crooks, Chairman, Mr. O'Reilly and Mr. Viguerie) administers management compensation and makes recommendations in that regard to the Board. The Compensation Committee met one time during fiscal 1997. The Stock Option Plan Administration Committee comprising two directors (Mr. Crooks and Mr. O'Reilly) administers the Company's Stock Option Plans. The Stock Option Plan Administration Committee met 3 times during fiscal 1997.

      Each non-employee director, who is not an officer of the Company, is paid $5,000 for each meeting of the Board or its Committees they attend, in person or by telephone, up to a maximum of $20,000 per fiscal year. Mr. Keough and Mr. Crooks are not paid the foregoing fees. All directors are reimbursed for their expenses in attending meetings of the Board or of its Committees. Each non-employee director receives options to purchase 25,000 shares of common stock of Excalibur upon joining the Board and additional options to purchase 25,000 shares of common stock of Excalibur after each subsequent five-year period of service as a member of the Board. The Chairman may be granted additional options to purchase 25,000 shares of common stock of Excalibur upon being elected Chairman and after each subsequent five-year period of service. Mr. Keough has not been granted any stock options.



                             EXECUTIVE COMPENSATION

Identification of Executive Officers

Each year, the Board of Directors appoints the executive officers of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly appointed and qualified. The following information indicates the position and age of the current executive officers of the Company and their business experience. There are no family relationships between any of the executive officers of the Company.

Name                      Age             Position
----                      ---             --------

Patrick C. Condo          40              President   and   Chief    Executive
                                          Officer

James H. Buchanan         41              Vice   President,   Chief  Financial
                                          Officer, Treasurer and Secretary

Daniel C. Agan            44              Vice President, Worldwide Marketing

Kamran Khan               33              Vice President, Worldwide Sales

Paul E. Nelson            34              Vice President, Text Products

Gordon K. Short           44              Vice President and General Manager,
                                          Visual Business Group

See the discussion included in the preceding section for the business experience of Mr. Condo.

James H. Buchanan joined the Company as Chief Financial Officer in September 1995. Mr. Buchanan was elected Secretary and Treasurer of the Company on November 17, 1995. From March 1991 to August 1995, Mr. Buchanan was Vice President, Controller and Treasurer of Legent Corporation, a software development company. Prior to that, he held several financial management positions with Norfolk Southern Corporation and PepsiCo. Mr. Buchanan is a certified public accountant.

Daniel C. Agan joined the Company as Vice President, Worldwide Marketing, in September 1996. From 1991 through 1996, Mr. Agan was president and chief executive officer of Agan Associates, Limited, a marketing consulting firm with experience providing executive-level service to a diverse range of clients in the technology, on-line and broadcasting industries. Prior to this, Mr. Agan spent fifteen years with the Public Broadcasting Service (PBS) where he served in a variety of capacities, most notably as Senior Vice President for National Programming and Promotion.

Kamran Khan has held several sales management positions since joining the Company in September 1993. Since August 1995, Mr. Khan has served as general manager of the Company's international sales operation and wholly-owned subsidiary, Excalibur Technologies, Ltd., that is located in the United Kingdom. In May 1997, Mr. Khan was appointed Vice President, Worldwide Sales. Prior to joining the Company, Mr. Khan held various positions, including regional business manager, with PAFEC Limited, a leading firm in the United Kingdom involved with the development and implementation of computer-aided engineering and engineering document management software systems.

Paul E. Nelson was named the Company's Vice President, Text Products, in July, 1995, in connection with the Company's acquisition of ConQuest Software, Inc. ("ConQuest"), a company that Mr. Nelson co-founded in 1990. Mr. Nelson was the Senior Vice President of Product Development and a Director of ConQuest.

Gordon K. Short joined the Company in December 1996 as Vice President, Business Development. In May 1997, he was named Vice President and General Manager of the Company's newly-formed Visual Business Group. From 1990 to 1996, Mr. Short held several marketing and business development positions with Hitachi, including
Senior Director of New Business Development from 1995 to 1996 responsible for the creation and market introduction of a line of open system products. Prior to Hitachi, Mr. Short held various engineering and executive-level positions with several technology firms, including Sun Microsystems, where Mr. Short was Manager of the Strategic Industry Partners Program from 1986 to 1990.


Summary Compensation Table

      The following table presents the compensation paid by the Company, for each of the three years in the period ended January 31, 1997, to (1) the Chief Executive Officer, (2) the three executive officers at January 31, 1997 with total compensation for fiscal 1997 in excess of $100,000, and (3) a former executive officer of the Company who earned compensation in excess of $100,000 during fiscal 1997. Mr. Keough, the Chairman of the Company, does not receive a salary or any cash compensation from the Company.

                                                                 Long Term Compensation
                                                                 ----------------------
                                    Annual Compensation           Awards             Payouts
                                    -------------------           ------             -------
                                                      Other             Securities
                                                      Annual Restricted   Under-              Other
                                                      Compen-   Stock     lying     LTIP     Compen-
Name and Principal      Fiscal                        sation    Award    Options/  Payouts    sation
Position                 Year  Salary ($)   Bonus ($)   ($)      ($)      SARs(#)    ($)        ($)
--------                 ----  ----------   ---------   ---      ---      -------    ---        ---
Patrick C. Condo         1997    200,000     46,200      --      --           --      --         --
Chief Executive          1996    145,833     74,250      --      --      200,000      --    131,862 (1)
Officer and President    1995     90,000     56,037      --      --       75,000      --         --

Edwin R. Addison         1997    150,000     23,925      --      --           --      --      1,317 (3)
Executive Vice           1996     86,250     76,250      --      --       40,000      --         --
President (2)

James H. Buchanan        1997    155,688     34,650      --      --           --      --      1,395 (5)
Vice President, Chief    1996     57,955     30,000      --      --      100,000      --     50,000 (5)
Financial Officer,
Secretary and
Treasurer (4)

John T. Cannington, Jr.  1997    107,955     89,166      --      --       40,000      --         --
Vice President,
Worldwide Sales (6)

Paul E. Nelson           1997    150,000     34,650      --      --           --      --         --
Vice President,          1996     86,250     33,000      --      --       84,750      --         --
Text Products  (7)

(1)  This  amount  includes  reimbursed   relocation  payments  of  $78,194  and
     reimbursed taxes $53,668.

(2) Mr. Addison, who joined the Company on July 20, 1995 when the Company acquired ConQuest Software, Inc., resigned from his positions as Executive Vice President and Director, effective September 30, 1996.

(3) This amount represents the reported value of a quota club trip attended by the officer's spouse.

(4)  Mr. Buchanan joined the Company on September 13, 1995.

(5)  Other  compensation  includes  the  reported  value  of a quota  club  trip
     attended  by  the  officer's  spouse  in  1997,  and  includes   reimbursed
     relocation costs in 1996.

(6) Mr. Cannington joined the Company on May 13, 1996, and resigned as an employee on May 1, 1997.

(7) Mr. Nelson joined the Company on July 20, 1995 when the Company acquired ConQuest Software, Inc.

Option Grants in Last Fiscal Year

                                                                             Potential Realizable
                               Individual Grants                                Value at Assumed
                               -----------------                                 Annual Rates of
                                        % of Total                                 Stock Price
                                        Options                                  Appreciation for
                                        Granted to   Exercise                      Option Term
                            Options     Employees in  or Base    Expiration        -----------
Name                        Granted (#) Fiscal Year    Price        Date        5% ($)      10%($)
----                        ----------- -----------    -----        ----        ------      ------
Patrick C. Condo                --           --         --          --            --         --

Edwin R. Addison                --           --         --          --            --         --

James H. Buchanan               --           --         --          --            --         --

John T. Cannington, Jr.(2)  40,000 (1)      8.5%      $20.00      5/12/06      503,200    1,274,800

Paul E. Nelson                  --           --         --          --            --         --

(1)  These options vest in equal 12-1/2% increments every six months.

(2)  Mr.  Cannington  resigned  as an  employee  of the Company on May 1, 1997.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values


                                                        Number of
                                                        Securities        Value of
                                                        Underlying        Unexercised
                                                        Unexercised       In-the Money
                                                        Options/SARS      Options/SARS
                           Shares                       at Fiscal         at Fiscal
       Name               Acquired                      Year-End (#)      Year-End ($)
       ----                  on           Value         Exercisable/      Exercisable/
                          Exercise(#)    Realized ($)   Unexercisable    Unexercisable(1)
                          -----------   ------------    -------------    ----------------
Patrick C. Condo              --             --              300,000    $317,238/$317,662
                                                     121,250/178,750

Edwin R. Addison (2)          --             --              192,526    $1,814,014/$0
                                                      167,526/25,000

James H. Buchanan             --             --              100,000        $0/$0
                                                       25,000/75,000

John T. Cannington, Jr.(3)    --             --               40,000        $0/$0
                                                        5,000/35,000

Paul E. Nelson                --             --              187,557     $1,215,920/$0
                                                      134,588/52,969

(1) The closing price of the Company's common stock on January 31, 1997, the last trading day of the Company's fiscal year, was $13.25 per share.

(2) Mr. Addison resigned his positions as Executive Vice President and Director on September 30, 1996.

(3)  Mr. Cannington resigned as an employee on May 1, 1997.

Report of the Compensation Committee

      The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended January 31, 1997 (the information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (SEC) nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that the Company specifically incorporates it by reference into such filing):

     As members of Compensation Committee, it is our duty to set compensation policies applicable to the Company's executive officers and to evaluate the performance of the Company's executive officers.

     The compensation policy of the Company is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. Under the Company's bonus scheme, bonuses are paid based upon the Company attaining certain sales, expense and profitability goals and on each officer's individual contribution to the Company's attainment of such goals.

     Mr. Condo's base salary for the fiscal year ended January 31, 1997 was $200,000. Mr. Condo's salary was determined by negotiation between Mr. Condo and the Company. Mr. Condo was paid $46,200 for the achievement of certain goals during fiscal year 1997. Forty percent of Mr. Condo's potential bonus was based on the achievement of quarterly revenue goals; twenty percent of his potential bonus was based on the achievement of profitability goals and forty percent was awarded at the discretion of the Compensation Committee of the Board of Directors.

     During fiscal 1997, the Committee also considered stock option grants to each of the executive officers of the Company. If the officer received stock options, it was based on his responsibilities and relative position in the Company. These grants were approved by the Stock Option Plan Administration Committee which includes Mr. Crooks and Mr. O'Reilly.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

      Compensation Committee:    Richard M. Crooks, Jr., Chairman
                                 Philip J. O'Reilly
                                 Shaun C. Viguerie

Compensation Committee Interlocks and Insider Participation

      Richard M. Crooks, Jr., is a director of and consultant to Allen & Company Incorporated ("Allen"). In March, 1996, the Company completed a private placement of 350,000 shares of its shares at a price of $25.00 per share. Allen served as placement agent and was paid a fee of $350,000.

      Jay H. Diamond, who resigned as a Director of the Company in October, 1996, served as Chairman of the Compensation Committee prior to his resignation. Mr. Diamond was a member of the law firm of Tenzer Greenblatt LLP, New York, New York ("Tenzer"), which performed legal services in the fiscal year ended January 31, 1997. The fees paid to Tenzer did not exceed 5% of such firm's gross revenues for its last full fiscal year.


Employment Agreements

      On July 20, 1995, the Company entered into Employment Agreements with Edwin R. Addison and Paul E. Nelson, the co-founders of ConQuest Software, Inc. ("ConQuest"), in connection with the Company's acquisition of ConQuest. Each Employment Agreement includes a two-year term that expires on July 20, 1997.

      Pursuant to his Employment Agreement, Mr. Addison served as Executive Vice President of the Company until he resigned his position on September 30, 1996, at an annual salary of $150,000. In accordance with the requirements of Amendment Number One to the Employment Agreement, the Company is continuing to pay Mr. Addison his salary through July 20, 1997. Mr. Addison is eligible to receive additional incentive compensation through July 20, 1997 upon the achievement of certain goals by the Company. Mr. Addison was paid incentive compensation of $23,925 for the fiscal year ended January 31, 1997. Pursuant to his Employment Agreement Mr. Addison received options to purchase 40,000 shares of common stock of the Company at an exercise price of $15.23 per share in July, 1995.

     Mr. Nelson, Vice President, Text Products, is paid an annual salary of $150,000 in accordance with the terms of his Employment Agreement. Mr. Nelson is eligible to receive additional incentive compensation based on the achievement of certain personal and Company goals. Mr. Nelson earned incentive compensation of $34,650 during the fiscal year ended January 31, 1997. Pursuant to his Employment Agreement, Mr. Nelson was awarded options to purchase 84,750 shares of common stock of the Company in July, 1995 at an exercise price of $15.23 per share.

Performance Graph

      The following graph is a comparison of the cumulative total return to shareholders of the Company's Common Stock at January 31, 1997 since February 1, 1992 to the cumulative total return over such period of (i) the NASDAQ Stock Market-U.S., and (ii) the Standard & Poor's High Tech Composite, assuming an investment in each of $100 on February 1, 1992 and the reinvestment of dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.



    (Cumulative Total Return graph appears here, plot points are as follows)

                            CUMULATIVE TOTAL RETURN

                                          Fiscal Year Ended January 31,
                                  --------------------------------------------
                                  1992    1993    1994    1995    1996    1997
Excalibur Technologies
 Corporation             EXCA     100      74      68      44     165      78

NASDAQ Stock Market-US   INAS     100     113     130     124     175     230

Standard & Poor's
 Technology Sector       ITES     100     105     129     143     212     329


Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth, as of April 30, 1997, information concerning the ownership of Common Stock of the Company of all persons known to the Company to beneficially own 5% or more of the Company's Common Stock, each director of the Company, and all directors and executive officers of the Company as a group.

                                      Amount and Nature        Percent
Name and Address                       of Beneficial           of Class
of Beneficial Owner                    Ownership (1)            Owned
-------------------                    -------------            -----
Allen & Company Incorporated          3,225,846 (2)(3)          24.8%
711 Fifth Avenue
New York, NY 10022

Husic Capital Management              1,009,992 (4)              7.9%
555 California Street, Suite 2900
San Francisco, California 94104

Donald R. Keough                         30,000 (5)                *

Patrick C. Condo                        157,500 (6)               1.2%

Richard M. Crooks, Jr.                  364,750 (7)               2.8%

John S. Hendricks                            -- (8)                --

W. Frank King III                        13,000 (9)                *

John G. McMillian                        40,000 (10)               *

Philip J. O'Reilly                       30,000 (11)               *

Shaun C. Viguerie                        52,710 (12)               *

All directors and executive           1,079,809 (13)              8.2%
officers as a group (13 persons)

*    Represents less than one percent of the outstanding common stock.

(1) To the Company's knowledge, each person listed has sole voting and investment power as to the shares indicated, except as described below.

(2) Does not include shares owned by persons, including Messrs. Keough and Crooks and entities which, together with Allen & Company Incorporated, may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934, because many of these persons or entities are Allen stockholders, officers, directors or relatives of the foregoing (as reported on Schedule 13D filed with the SEC on April 8, 1994). No person or entity included in this possible "group," with the exception of Allen & Company Incorporated, owns 5% or more of the outstanding common stock.

                                      -13-

(3) Includes 271,800 shares of common stock issuable upon conversion of 27,180 shares of the Company's cumulative convertible preferred stock.

(4) Number of shares reported on Amendment #1 to Schedule 13G filed with the SEC on February 5, 1997.

(5) Does not include shares owned by Allen & Company Incorporated, of which Mr. Keough is Chairman of the Board, and as to which shares Mr. Keough disclaims beneficial ownership.

(6) Includes (a) 10,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $12.40 per share expiring November 13, 2002; (b) 13,125 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $11.64 per share, expiring January 4, 2004; (c) 46,875 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $6.34 per share, expiring December 6, 2004; (d) 50,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $12.41 per share, expiring June 2, 2005; and (e) 37,500 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $15.97 per share expiring October 31, 2005.

(7) Includes (a) 50,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $16.10 per share expiring June 28, 2000, and (b) 50,000 shares of common stock issuable upon exercise of stock options of the Company at a price of $20.56 per share expiring November 26, 2005. Does not include shares owned by Allen & Company Incorporated, of which Mr. Crooks is a director and as to which shares Mr. Crooks disclaims beneficial ownership.

(8)  Mr. Hendricks was appointed as a Director of the Company in May 1997.

(9) Includes 13,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $12.50 per share, expiring July 2, 2002.

(10) Includes (a) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $22.50 per share, expiring June 27, 2006, and (b) 10,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $14.00 per share, expiring October 27, 2006.



                                      -14-

(11) Includes 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $13.00 per share expiring March 12, 2003.

(12) Includes (a) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $22.50 per share expiring June 27, 2006, and (b) 510 shares owned beneficially by Mr. Viguerie's spouse, as to which shares Mr.
     Viguerie disclaims beneficial ownership.

(13) Includes 458,320 shares of common stock owned beneficially but not of record, issuable upon the exercise of options to purchase common stock of the Company.

Certain Relationships and Related Transactions.

       Donald R. Keough, the Chairman of the Board of Directors of the Company, is the Chairman of the Board of Allen & Company Incorporated ("Allen"). Richard
M. Crooks, Jr., a director of the Company, is a director of and consultant to Allen.

       In March, 1996 the Company completed a private placement of 350,000 shares of its common stock at a price of $25.00 per share. Allen served as placement agent and was paid a fee of $350,000.

       The Company's policy is that it will not make loans to, or enter into other transactions with directors, officers or affiliates unless such loans or transactions are approved by a majority of the Company's independent disinterested directors, may reasonably be expected to benefit the Company, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company believes that the transactions set forth herein were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

      On January 11, 1992, the Company entered into an Employment Agreement with
J. M. Kennedy, which was subsequently amended in February 1993, September 1993, and February 1995 (as amended, the Employment Agreement). The Employment Agreement provided that Mr. Kennedy serve as Chief Executive Officer of the Company until February 1, 1997 for which he would be paid an annual salary of $200,000, and would be eligible to receive additional incentive compensation for achieving performance goals set by the Compensation Committee of the Board of Directors. Mr. Kennedy suffered a stroke in August, 1995, and as a consequence his employment was terminated in November, 1995. Mr. Kennedy resigned as a director of the Company in October 1996. Pursuant to the terms of his Employment Agreement, Mr. Kennedy was paid $200,000 for the fiscal year ended January 31, 1997; he received no incentive compensation pay for this fiscal period.

See also "Compensation Committee Interlocks and Insider Participation" above.

Description of the 1989 Incentive Plan

       In September 1989, the Company adopted, and its shareholders approved, the 1989 Incentive Plan (the "1989 Plan") which authorized the granting of options to purchase shares of the Company's common stock, and other forms of incentive compensation, in order to attract and retain personnel who possess a high degree of competence, experience and motivation. At present, options to purchase up to 3,450,000 shares may be granted pursuant to the 1989 Plan, including the 1,000,000 shares authorized by the Company's shareholders in June, 1996.

       The 1989 Plan provides for the issuance of incentive stock options within the meaning of Section 422A of the Internal Revenue Code and non-qualified stock options, as well as stock appreciation rights. All employees, including officers and directors who are also employees, are eligible to be granted incentive stock options under the 1989 Plan. Non-qualified stock options may be granted under the 1989 Plan to employees or to other persons who perform substantial services for or on behalf of the Company, including officers and directors who are not members of the Stock Option Plan Administration Committee of the Board of Directors (the "Committee"). Options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

       The 1989 Plan is currently administered by the Committee. Subject to the terms of the 1989 Plan, the Committee has the authority to determine all terms and provisions under which stock options are granted under the 1989 Plan, including determining the individuals to whom options may be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of each option may be exercised and certain other terms of each option. The maximum term of options granted under the 1989 Plan is ten years.

       Under the Company's 1989 Plan, incentive stock options have been granted to officers and key employees of the Company to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. The Committee has the power, when and to the extent it deems appropriate and with the consent of optionees, to substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the 1989 Plan vest over a period of up to four years. The 1989 Plan provides that optionees may be granted stock appreciation rights ("SARs") at the discretion of the Board of Directors. No SARs have been granted to date under the 1989 Plan. The vesting schedule of outstanding options granted under the 1989 Plan would accelerate in the event of the occurrence of certain events constituting a change in control of the Company.

       Upon termination of an employee for cause, such employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with the Company.

       The 1989 Plan may be amended by the Board of Directors, except that the Board may not, without the approval of the Company's stockholders, increase the number of shares available for distribution, decrease the option price of a stock option below 100% of the fair market value at grant, change the pricing rule applicable for stock purchase rights, change the class of employees eligible to receive awards under the 1989 Plan or extend the term of any option award.

Description of the 1995 Stock Option Plan

       The 1995 Stock Option Plan authorizes the granting of stock options and other forms of incentive compensation to purchase up to 400,000 shares of the Company's common stock in order to attract and retain personnel who possess a high degree of competence, experience and motivation. The terms of the 1995 Stock Option Plan are identical to the 1989 Stock Option Plan described above, except that the 1995 Stock Option Plan does not provide that optionees may be granted stock appreciation rights. The 1995 Stock Option Plan is administered by the Committee.

Description of the Stock Purchase Plan

      In June 1996, the shareholders approved the Stock Purchase Plan (the "Stock Plan") for the purpose of encouraging eligible employees to acquire shares of the Company's Common Stock. All active employees of the Company are eligible to participate. The aggregate number of shares of Common Stock which may be purchased under the Stock Plan shall not exceed 250,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock.

      The Company makes grants of options on February 1 and/or August 1 of each year the Stock Plan is in effect or on such other designated date. Each eligible employee on a date of exercise is entitled to purchase shares of Common Stock at a purchase price equal to 85% of the closing sale price of shares of Common Stock in the over-the-counter market on the applicable date of exercise. Options are exercised on April 30, July 31, October 31 and January 31 of each fiscal year.

      Payment for shares of Common Stock purchased under the Stock Plan is made by authorized payroll deductions from an eligible employees' eligible compensation. Eligible employees who elect to participate in the Plan designate that a stated whole percentage equaling at least 1%, but no more than 10% of eligible compensation be deducted. No participant in the Stock Plan is permitted to purchase Common Stock under the Stock Plan at a rate that exceeds $25,000 in fair market value of Common Stock, determined at the time options are granted, for each calendar year.

      It is intended that the Stock Plan constitutes an "employee stock purchase plan" under the provisions of Section 423 of the Code. No Federal income tax liability results from the grant or exercise of an option to purchase shares of Common Stock pursuant to the Stock Plan, although amounts deducted from payroll are included in an employee's compensation as ordinary income.

      The Board of Directors shall have the right to terminate the Stock Plan or any offering at any time for any reason. The Stock Plan is anticipated to continue in effect through July 31, 2001.


Compliance With Section 16(a) of the Exchange Act

       Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more that ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from February 1, 1996 to January 31, 1997, all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with on a timely basis.

                                  OTHER MATTERS

Expenses of Solicitation

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and telegraph. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.


Discretionary Authority

      The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Meeting. At the date of this Proxy Statement, the only matters which management intends to present, or is informed or expects that others will present for action at the Meeting, are those matters specifically referred to in such notice. As to any matters which may come before the Meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority.

                                    By Order of the Board of Directors,


                                          /s/James H. Buchanan
                                          --------------------
                                          James H. Buchanan
                                          Secretary


Dated:  Vienna, Virginia
        May 29, 1997